Exhibit (d)(2)(D)(i)

SCHEDULE A

with respect to the

SUB-ADVISORY AGREEMENT

between

VOYA INVESTMENTS, LLC

and

VOYA INVESTMENT MANAGEMENT CO. LLC

Annual Sub-Advisory Fee
(as a percentage of average daily
Series	assets allocated to the Sub-Adviser)

Direct Investments1
Voya Retirement Aggressive Portfolio	0.108%
Underlying Funds2
(formerly, Voya Retirement Growth Portfolio)
0.063%

Direct Investments1
Voya Retirement Conservative Portfolio	0.108%
Underlying Funds2

0.063%

1“Direct Investments” shall mean assets which are not Underlying Funds.

2“Underlying Funds” shall mean open-end investment companies registered under the 1940 Act within the Voya family of funds. The phrase “family of funds” shall have the same meaning as “fund complex” as defined in Item 17 of Form N-1A, as it was in effect on May 1, 2017.

Annual Sub-Advisory Fee
(as a percentage of average daily
Series	assets allocated to the Sub-Adviser)

Direct Investments1
Voya Retirement Moderate Portfolio	0.108%
Underlying Funds2

0.063%

Direct Investments1
Voya Retirement Moderately Aggressive	0.108%

Portfolio (formerly, Voya Retirement Moderate	Underlying Funds2
Growth Portfolio)
0.063%

_____________________________

1“Direct Investments” shall mean assets which are not Underlying Funds.

2“Underlying Funds” shall mean open-end investment companies registered under the 1940 Act within the Voya family of funds. The phrase “family of funds” shall have the same meaning as “fund complex” as defined in Item 17 of Form N-1A, as it was in effect on May 1, 2017.

2